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                                                                   EXHIBIT 10.29

                                  DATED         , 2002


                      ST. PAUL REINSURANCE COMPANY LIMITED


                                     - and -


                            PLATINUM RE (UK) LIMITED



                  --------------------------------------------
                           BUSINESS TRANSFER AGREEMENT
                  --------------------------------------------



                                SLAUGHTER AND MAY
                                 One Bunhill Row
                                 London EC1Y 8YY

                                    CONTENTS

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                                        2

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
                                                                            PAGE
1.    INTERPRETATION                                                          4

2.    TRANSFER                                                                9

3.    CONDITIONS                                                             10

4.    CONDUCT OF BUSINESS BEFORE COMPLETION                                  10

5.    CONSIDERATION                                                          10

6.    VAT                                                                    11

7.    COMPLETION                                                             13

8.    ACTION AFTER COMPLETION                                                13

9.    TRANSFER OF CONTRACTS                                                  16

10.   OBLIGATIONS OF THE TRANSFEREE AFTER COMPLETION                         17

11.   APPORTIONMENT                                                          17

12.   RISK AND INSURANCE                                                     18

13.   [EMPLOYEES                                                             18

14.   DATA PROTECTION                                                        20

15.   BUSINESS RECORDS AND BUSINESS INFORMATION                              20

16.   ASSIGNMENT                                                             21

17.   ENTIRE AGREEMENT                                                       21

18.   REMEDIES AND WAIVERS                                                   21

19.   NOTICES                                                                21

20.   ANNOUNCEMENTS                                                          22

21.   COSTS AND EXPENSES                                                     22

22.   COUNTERPARTS                                                           22

23.   INVALIDITY                                                             23
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                                        3

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
24.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999                           23

25.   CHOICE OF GOVERNING LAW                                                23

26.   JURISDICTION                                                           23

27.   ARBITRATION                                                            23

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THIS AGREEMENT is made the         day of               , 2002

BETWEEN:

1. ST. PAUL REINSURANCE COMPANY LIMITED a company incorporated in England (registered number 01460363) whose registered office is The St. Paul House, 27 Camperdown Street, London E1 8DS (the "TRANSFEROR")

AND

2. PLATINUM RE (UK) LIMITED a company incorporated in England (registered number 4413755) whose registered office is at The St. Paul House, 27 Camperdown Street, London E1 8DS (the "TRANSFEREE")

WHEREAS:

(A) The St. Paul Companies, Inc. ("ST. PAUL") and Platinum Underwriters Holdings, Ltd. ("PLATINUM HOLDINGS") entered into a Formation and Separation Agreement dated - June, 2002 (as such agreement may be amended from time to time) (the "FORMATION AND SEPARATION AGREEMENT") setting forth certain terms governing St. Paul's sponsorship of the organisation of Platinum Holdings and its subsidiaries, actions to be taken in respect of Platinum Holdings' initial public offering (the "PUBLIC OFFERING") of its common shares and the ongoing relationships between St. Paul and its subsidiaries and Platinum Holdings and its subsidiaries after the effective date of the Public Offering (the "CLOSING DATE").

(B) Pursuant to the Formation and Separation Agreement, the parties thereto have agreed to procure that the Transferor will transfer (or procure the transfer of) the Business Assets to the Transferee on the terms set out in this Agreement with the intention that the Transferee shall be entitled to carry on the Business in succession to the Transferor as a going concern.

(C) The Transferor carries on the Business (as defined in this Agreement) and is the beneficial owner or is otherwise able to procure the transfer of the Business Assets.

NOW IT IS HEREBY AGREED as follows:-

1.    INTERPRETATION

1.1 In this Agreement and the schedules to it, the following words and expressions, save where the context otherwise requires, shall have the following meanings:-

      "ACT"                        means Financial Services and Markets Act
                                   2000;

      "AGREE FORM"                 in relation to any document means the
                                   document in a form agreed by the parties to this Agreement and initialled for the purposes of identification by or on behalf of them;

      "ASSUMED EMPLOYEES"          means those individuals listed in
                                   Schedule 3;

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      "ASSUMED OBLIGATIONS"        means all obligations and liabilities of the
                                   Transferor under the Contracts;

      "AUTHORISATION"              means the date on which the condition listed
                                   in Schedule 1 (Condition) is satisfied;

      "AUTHORISATION DATE"         means the date on which Authorisation takes
                                   place;

      "BUSINESS"                   means the reinsurance business of the
                                   Transferor insofar as it relates to the
                                   reinsurance contracts entered into or renewed by the Transferor on or after 1st January, 2002 and so that the expression shall include the Business Goodwill but shall exclude (i) the assumption of responsibility for the liabilities arising in respect of all reinsurance business entered into or renewed by the Transferor prior to 1st January, 2002 or the management, administration and run-off of such reinsurance business and (ii) the right to use the "St. Paul" brand and any other brand, trade mark, service mark, name, get-up, logo or device, and any Intellectual
                                   Property and goodwill relating to any of the foregoing, used from time to time as part of the insurance branding of the Transferor's
                                   Group;

      "BUSINESS ASSETS"            means:-

                                   (i)       all the assets relating to the
                                             Business (including all the rights
                                             and property relating to the assets
                                             and the benefit of the Contracts)
                                             as specified in the Inventory in
                                             the Agreed Form annexed to this
                                             Agreement; and

                                   (ii)      the Business Intellectual Property;

                                   (iii)     the Business Goodwill and the
                                             Business Renewal Rights; and

                                   but excluding:-

                                   (i)       the Receivables;

                                   (ii) cash in hand or at the bank used in the Business;

                                   (iii)     amounts recoverable in respect of
                                             Taxation relating to the Business
                                             Assets attributable to periods
                                             ended on or before, or transactions
                                             occurring on or before, Completion;

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                                   (iv)      [for the avoidance of doubt, any
                                             other item shown in the balance
                                             sheet of the Transferor as a
                                             current asset in respect of the
                                             Business;]

      "BUSINESS DAY"               means a day (other than a Saturday or
                                   Sunday) on which banks are open for business
                                   (other than solely for trading and settlement in Euros) in London;

      "BUSINESS GOODWILL"          means all the goodwill and connection of the
                                   Transferor in its reinsurance business but, for the avoidance of doubt, such expression shall not include any of the Transferor's goodwill in the Retained Business or in the "St. Paul" brand or any other Intellectual
                                   Property used from time to time as part of the insurance branding of the Transferor's
                                   Group;

      "BUSINESS INFORMATION"       means all information and know-how (whether
                                   or not confidential and in whatever form
                                   held) which is proprietary to, or in the possession of, the Transferor;

      "BUSINESS INTELLECTUAL       means the intellectual property rights listed
      PROPERTY"                    in Schedule 4 and owned by the Transferor in
                                   connection with the Business and all other
                                   Intellectual Property owned and exclusively used by the Transferor in connection with the Business but, for the avoidance of doubt, excluding any Intellectual Property which is excluded from the definition of "Business" above;

                                   [NOTE: IS ANY IP THAT IS TO BE TRANSFERRED
                                   GOING TO REQUIRE A LICENCE BACK TO ST. PAUL,
                                   IN THE RUN-OFF PERIOD OR THE LONG TERM?];

                                   [ISSUE RELATING TO PRICING MODELS JOINTLY
                                   DEVELOPED BY US AND UK TO BE CLARIFIED]

      "BUSINESS RECORDS"           means all books and records owned by
                                   the Transferor exclusively containing or recording Business Information (including, without limitation, all documents and other material (including all forms of computer or machine readable material));

      "BUSINESS RENEWAL RIGHTS"    means all the direct and indirect rights of
                                   the Transferor to seek to renew reinsurance treaties, contracts and agreements underwritten by the Transferor and comprised within the Business and in force on the Closing Date;

      "COMPANIES ACTS"             means the Companies Act 1985, the Companies
                                   Consolidation (Consequential Provisions) Act
                                   1985 and the Companies Act 1989;

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      "COMPLETION"                 means completion of the transfer of the
                                   Business Assets under this Agreement;

      "CONTRACTS"                  means all the contracts listed in [the
                                   Inventory in the Agreed Form annexed to the Agreement];

      "DATA PROTECTION             means the Data Protection Act 1998 and all
      LEGISLATION"                 other applicable laws, statutes, regulations,
                                   edicts, bye-laws, mandatory codes of conduct and mandatory guidelines, existing from time to time in respect of the processing of personal data;

      "DISCLOSED DOCUMENTS"        means the documents referred to in the index
                                   in the Agreed Form, which documents the
                                   Transferee acknowledges have been made
                                   available to the Transferee and its advisers;

      "INTELLECTUAL PROPERTY"      means all rights in inventions, patents,
                                   designs, copyrights, trade marks, service marks, databases, trade secrets and know-how
                                   (whether or not any of those is registered and including applications for registrations of the foregoing), together with all rights or forms of protection of a similar nature or having equivalent or similar effect to any of those which may subsist anywhere in the world;

      "INWARDS REINSURANCES"       means all reinsurance agreements to which the
                                   Transferor is party as a reinsurer;

      "OUTWARDS REINSURANCES"      means all reinsurance agreements to which the
                                   Transferor is party as a reinsured;

      "RECEIVABLES"                means all payments due to the Transferor as
                                   at Completion for goods or services supplied by the Transferor in the course of carrying on the Business;

      "REGULATIONS"                means the Transfer of Undertakings
                                   (Protection of Employment) Regulations 1981;

      "RETAINED BUSINESS"          means the business carried on by the
                                   Transferor other than the Business;

      "SHARED INTELLECTUAL         means all Intellectual Property owned by the
      PROPERTY"                    Transferor at Completion and used (but not
                                   exclusively used) by the Transferor in
                                   connection with the Business in the twelve months prior to Completion, including any Intellectual Property in the assets listed in
                                   Schedule 5 but, for the avoidance of doubt, excluding any Intellectual Property which is excluded from the definition of "Business" above.

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      "TAX" or "TAXATION"          includes (without limitation) all taxes,
                                   levies, duties, imposts, charges and
                                   withholdings of any nature whatsoever,
                                   whether of the United Kingdom or elsewhere, together with all penalties, charges and interest relating to any of them or to any failure to file any return required for the purposes of any of them;

      "THIRD PARTY CONSENTS"       means all consents, approvals, authorisations
                                   or waivers required from third parties for the transfer or assignment of rights and obligations under any Contract to the Transferee;

      "TRANSFERRED BUSINESS        means all information relating to (i) the
      CONFIDENTIAL  INFORMATION"   Business Assets and (ii) the Inwards and
                                   Outwards Reinsurances [of a confidential nature or that is not known to any person other than the Transferor, the Transferee, any of their respective groups or any of the representatives of any of the foregoing];

      "TRANSACTION DOCUMENTS"      means the documents listed in Schedule 5;

      "TRANSFEREE'S GROUP"         means the Transferee, its subsidiaries and
                                   subsidiary undertakings, any holding company of the Transferee and all other subsidiaries and subsidiary undertakings of any such holding company from time to time;

      "TRANSFEROR'S GROUP"         means the Transferor, its subsidiaries
                                   and subsidiary undertakings, any holding company of the Transferor and all other subsidiaries and subsidiary undertakings of any such holding company;

      "VATA 1994"                  means the Value Added Tax Act 1994; and

      "WORKING HOURS"              means 9.00 a.m. to 5.00 p.m. on a Business
                                   Day.

1.2  In construing this Agreement, unless otherwise specified:-

      (A) references to clauses, paragraphs and schedules are to clauses and paragraphs of or schedules to this Agreement;

      (B) headings to clauses and schedules are for convenience only and do not affect the interpretation of this Agreement;

      (C) the schedules and any attachments form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the schedules and any attachments;

      (D) use of any gender includes the other gender;

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      (E) references to a "PERSON" shall be construed so as to include any individual, firm, company or other body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality);

      (F) any reference to a "DAY" (including within the phrase "BUSINESS DAY") shall mean a period of 24 hours running from midnight to midnight;

      (G) the expressions "HOLDING COMPANY", "SUBSIDIARY" and "SUBSIDIARY UNDERTAKING" shall have the meaning given in the Companies Acts;

      (H) references to writing shall include any modes of reproducing words in a legible and non-transitory form;

      (I) references to times of day are to London time;

      (J) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, consolidated, amended, modified or re-enacted;

      (K) a reference to any agreement shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified, varied or novated;

      (L) references to the knowledge, belief or awareness of the Transferor (or similar phrases) shall be limited to the actual knowledge of [the executive directors of Transferor]; and

      (M) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be treated as including what most nearly approximates in that jurisdiction to the English legal term.

2.    TRANSFER

2.1 The Transferor agrees to transfer or procure the transfer and the Transferee agrees to accept the transfer of the Business Assets as a going concern at and with effect from Completion, with the intention that the Transferee shall carry on the Business in succession to the Transferor, the Business being so carried on by the Transferee in succession to the Transferor pending satisfaction of the condition listed in Schedule 1 (Condition) by the Transferor acting in accordance with its rights and obligations pursuant to the UK Underwriting Agency and Underwriting Management Agreement.

2.2 CLAUSE 2.1 shall operate as an assignment of such of the Business Intellectual Property as is not the subject of a registration or an application for registration with effect from Completion. Any Business Intellectual Property which is registered or which is the subject of an application for registration shall be assigned to the Transferee.

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2.3   Where consent of a third party is required for the transfer of any
      Business Asset to the Transferee, the Transferor shall use commercially reasonable endeavours to obtain such consent. For the avoidance of doubt the Transferor shall not be required to make any payment to any third party to procure such consent and the Transferor shall have no liability to the Transferee to the extent that such consent is not obtained by the Closing Date.

2.4 The consideration for the transfers pursuant to sub-clauses 2.1 and 2.2 will be as set out in CLAUSE 5 (Consideration).

2.5 For the avoidance of doubt, Part 1 Law of Property (Miscellaneous Provisions) Act 1994 shall not apply for the purposes of this clause.

      [ST. PAUL AND PLATINUM TO CONSIDER WHETHER THE 1ST AND 7TH FLOORS AT 52 LIME STREET ARE TO BE ASSIGNED OR SUB-LEASED TO PLATINUM.]

2.6 The Transferor shall, with effect from Completion, grant to the Transferee a perpetual, non-exclusive, irrevocable, royalty-free, assignable licence (with the right to sublicense) to use the Shared Intellectual Property in connection with the Business as developed by the Transferee after Completion.

3.    CONDITIONS

3.1 Each of the Transferor and the Transferee will use commercially reasonable endeavours to fulfil or procure the fulfilment of the condition listed in
      SCHEDULE 1 (Condition) as soon as possible and in any event before [30th June, 2003].

3.2 The Transferee undertakes to keep the Transferor informed as to progress towards the satisfaction of the condition listed in SCHEDULE 1 (Condition) and in particular (but without limitation) to disclose in writing to the Transferor anything which will or may prevent such condition from being satisfied by [30th June, 2003] immediately where it comes to the notice of the Transferee.

4.    CONDUCT OF BUSINESS BEFORE COMPLETION

      The Transferor will procure that, between the date of this Agreement and Completion, the Business will be carried on in the ordinary and usual course.

5.    CONSIDERATION

5.1 The consideration for the transfer of the Business Assets shall be [the issue to the Transferor of - common shares in Platinum Holdings].

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5.2   The consideration shall be allocated as follows:-

      (A) all the assets relating to the Business (including   L[       ];
          all the rights and property relating to the assets and the benefit of the Contracts) as specified in the Inventory in the Agreed Form annexed to this Agreement

      (B) the Business Goodwill                                L[       ];

      (C) Business Renewal Rights                              L[       ]; and

      (D) the Business Intellectual Property                   L[       ].

5.3 The consideration for the transfer of the Business Assets shall be delivered in accordance with CLAUSE 7 (Completion) and may be adjusted under CLAUSE 6 (VAT) and other terms of this Agreement.

6.    VAT

      [NOTE: IT IS IMPORTANT THAT PLATINUM RE (UK) SHOULD BE REGISTERED FOR VAT PURPOSES.]

6.1 The Transferor and the Transferee shall use commercially reasonable endeavours to procure that the transfer of the Business Assets under this Agreement is treated by H.M. Customs & Excise as a transfer of a business as a going concern for the purposes of both section 49(1) VATA 1994 and article 5 Value Added Tax (Special Provisions) Order 1995, except that the Transferor shall not be required by virtue of this clause to make any appeal to any court against any determination of H.M. Customs & Excise that the transfer does not fall to be so treated (so that any such appeal shall be made solely in accordance with the provisions of CLAUSE 6.5).

6.2 The Transferee declares that it is [duly registered for VAT purposes under registration number [-] or that it will become liable to be so registered upon the transfer of the Business Assets] and that the Transferee shall upon and immediately after Completion use the Business Assets to carry on the same kind of business (whether or not as part of any existing business of the Transferee) as that carried on by the Transferor in relation to the Business Assets before Completion.

6.3 The Transferor shall be entitled to retain all the records of the Business which under paragraph 6 of Schedule 11 to the VATA 1994 are required to be preserved after Completion and shall request the Commissioners of H.M. Customs & Excise to so direct in accordance with section 49(1)(b) VATA 1994. The Transferee shall render all reasonable assistance to the Transferor in connection with such a request.

6.4 The Transferor shall preserve all the records of the Business that it is entitled to retain pursuant to SUB-CLAUSE 6.3 for a period consistent with the longer of its document retention policy in effect at Completion or for a period of not less than six years from Completion (or for such longer period as may be required by law) and, upon being given reasonable notice by the Transferee or its agents, the Transferor shall make those

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      records available to the Transferee or its agents for inspection (during
      Working Hours) or copying (at the Transferee's expense).

6.5 (A) If, notwithstanding the provisions of CLAUSE 6.2, H.M. Customs & Excise shall determine that VAT is chargeable in respect of the supply of all or any part of the Business Assets under this Agreement, the Transferor shall notify the Transferee of that determination within seven days of its being so advised by H.M. Customs & Excise and the Transferee shall, unless it exercises its rights under CLAUSE 6.5(B), pay to the Transferor in cash by way of additional consideration a sum equal to the amount of VAT determined by H.M. Customs & Excise to be so chargeable including any interest and penalties thereon within 14 days of the Transferor notifying the Transferee of that determination (against delivery by the Transferor of an appropriate VAT invoice).

      (B) If the Transferee disagrees with the determination of H.M. Customs & Excise referred to in CLAUSE 6.5(A), it may, within seven days of being notified by the Transferor of that determination, give notice to the Transferor that it requires the Transferor to obtain a review by the Commissioners of H.M. Customs & Excise of that determination and the Transferor shall forthwith request the Commissioners to undertake that review.

      (C) Upon the Transferor being advised by the Commissioners of H.M. Customs & Excise of their decision arising out of the review referred to in CLAUSE 6.5(B), the Transferor shall forthwith notify the Transferee as soon as possible of that decision and, if the Transferee disagrees with that decision, the Transferee may:-

          (i) give notice to the Transferor that it requires the Transferor (subject to due compliance by the Transferee with CLAUSE 6.5(D)) to make all such appeals against that decision as the Transferee shall reasonably request from time to time in such manner as the Transferee shall reasonably request from time to time; or

          (ii) itself make all such appeals against that decision as the Transferee shall consider appropriate with such assistance from the Transferor as the Transferee shall reasonably request from time to time and, in either such case, the Transferor shall, subject to due compliance by the Transferee with CLAUSE 6.5(D), promptly comply with any such request by the Transferee.

      (D) The Transferor shall not be obliged to take any action under CLAUSE 6.5(C) unless the Transferee shall indemnify the Transferor against all reasonable costs, charges and expenses that the Transferor may properly incur in taking any such action and, in any case where an appeal cannot be made against the decision of the Commissioners without the Transferor accounting for the VAT referred to in CLAUSE 6.5(A), unless the Transferee shall also pay to the Transferor in cash an amount equal to that amount (against delivery by the Transferor of an appropriate VAT invoice).

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      (E) Within 14 days of the decision of the Commissioners referred to in
          CLAUSE 6.5(C) or, if the Transferee shall have required any appeal or appeals to be made in accordance with that paragraph, within 14 days of the decision of the court or tribunal to which the final such appeal has been made:-

          (i) the Transferee shall pay to the Transferor in cash a sum equal to the amount of VAT that has thereby been determined to be properly chargeable in respect of the supply of all or any part of the Business Assets under this Agreement (against delivery by the Transferor of an appropriate VAT invoice) after deducting from that sum any amount previously paid by the Transferee to the Transferor under CLAUSE 6.5(D); or

          (ii) if the amount previously paid by the Transferee to the Transferor under CLAUSE 6.5(D) exceeds the VAT that has been determined to be properly chargeable in respect of the supply referred to above, the Transferor shall pay to the Transferee in cash an amount equal to the excess (which payment shall be treated as a reduction in the consideration payable for the Business) and deliver to the Transferee an appropriate credit note for VAT purposes.

7.    COMPLETION

7.1 Completion shall take place simultaneously with the Closing (as defined in the Formation and Separation Agreement).

7.2 At Completion the Transferor and the Transferee shall do or procure the carrying out of those things listed in SCHEDULE 2 (Completion arrangements).

8.    ACTION AFTER COMPLETION

8.1 All notifications and correspondence relating to the Business Assets which are received by any member of the Transferor's Group on or after Completion shall as soon as reasonably practicable be passed to the Transferee.

8.2 For a period of two years following the Closing Date neither the Transferor nor any member of the Transferor's Group nor any of their respective directors, officers or agents may employ, offer to employ or solicit with a view to employment any of the Assumed Employees.

8.3 Subject to SUB-CLAUSES 8.4 TO 8.6 of this Agreement, for a period starting from Completion and ending on the date two years following the Closing Date (the "RESTRICTED PERIOD") the Transferor shall not (and shall procure that no member of the Transferor's Group shall):

      (A) offer, issue, sell, refer or promote, directly or indirectly, any contracts, treaties or agreements of reinsurance of the same type as those comprised in the Business provided that the Transferee or any member of the Transferee's Group continue to provide, during the Restricted Period, reinsurance coverage of such types to third parties; or

      (B) disclose to any person (other than the Transferor or any member of the Transferor's Group or the Transferee or any member of the Transferee's Group) any Transferred Business Confidential Information that relates exclusively to the Business except in connection with (i) the administration of reinsurance contracts with inception dates prior to 1st January, 2002 (the "RUN-OFF BUSINESS") or (ii) the Retained Business.

8.4 Notwithstanding SUB-CLAUSE 8.3 neither the Transferor nor any member of the Transferor's Group is prohibited from performing the following activities [(including without limitation, using and disclosing the Transferred Business Confidential Information in the ordinary course of such activities)]:

      (A) engaging in any line of business in which it is engaged immediately after Completion and for which Business Renewal Rights were not transferred hereunder including, without limitation, administration of the "Run-off Business" (but not including any renewals thereof), purchasing reinsurance for its own account, reinsurance business written through St. Paul's Discover Re operation and Lloyd's of London operation and property catastrophe facultative reinsurance business written by St. Paul's CATRisk Property division;

      (B) acquiring any person or any interest in any person engaged in any line of business except for an acquisition of an interest of 50% or more of any person that generated 50% or more of its gross revenues (excluding investment income and realised investment gains and losses) in its most recent audited financial statement by writing property or casualty reinsurance (a "PERMITTED ACQUIREE"), provided that any Permitted Acquiree may not use any marks, designs, logos, slogans, names, words or letters which include the words "St. Paul", "United States Fidelity and Guaranty" or "Fire and Marine" or those that are suggestive or, derivative thereof or any logo or mark identified with (or likely to be confused or associated with) "St. Paul", "United States Fidelity and Guaranty" or "Fire and Marine" (except as may be required by law) in connection with its reinsurance business, if any;

      (C) making investments in the ordinary course of business in any person that is engaged primarily in the reinsurance business (i.e. a person that in its most recent audited financial statement derived more than 85% of its gross revenues (excluding investment income and realised investment gains and losses) from writing property or casualty reinsurance or, in the case of a new company, that expects to derive more than 85% of its annual gross revenues (excluding investment income and realised investment gains and losses) from writing such contracts), provided that the Transferor or such member of the Transferor's Group holds any such investment as a passive investment and does not exercise control over the management of such person, and provided further that for so long as the Transferor or such member of the Transferor's Group continues to own 10% or more of the ordinary shares of such person, any such passive investment of the Transferor or such member of the Transferor's Group may not exceed 10% of the voting securities of such person; or

      (D) soliciting, offering, issuing, selling, purchasing or referring any contracts of reinsurance of any type to, from or with any member of the Transferor's Group or engaging in any reinsurance activities in connection with the Run-off Business (other than renewals thereof) or with finite business covered by a Quota Share Retrocession Agreement (as defined in the Formation and Separation Agreement).

8.5 SUB-CLAUSE 8.3 shall not apply to any member of the Transferor's Group after the time such member ceases to be a member of the Transferor's Group. For the avoidance of doubt, SUB-CLAUSE 8.3 also does not apply to any person which on or after Completion becomes a member of the Transferor's Group including any person that acquires all or substantially all of the shares or assets of the Transferor through merger, consolidation, tender offer, acquisition of assets or otherwise provided, however, that paragraphs (B) and (C) of sub-clause 8.3 shall apply to such person.

8.6 Transferred Business Confidential Information shall not include information relating to the Business which is or becomes generally known on a non-confidential basis provided that the source of such information was not bound by a confidentiality agreement or other obligations of confidentiality. After Completion if the Transferor or any member of the Transferor's Group or any of their respective directors, officers or agents is legally requested or otherwise required by (whether or not the requirement has the force of law) any securities exchange or regulatory or governmental body to which such person is subject or submits, wherever situated (including (amongst other bodies) the UK Financial Services Authority, the London Stock Exchange, The Panel on Takeovers and Mergers, the Securities and Exchange Commission of the United States or the New York Stock Exchange), to disclose any Transferred Business Confidential Information, the Transferor shall (or shall procure that the relevant member of the Transferor's Group shall) provide the Transferee with prompt written notice of such request or requirement. If the Transferee takes any steps to avoid or limit disclosure, the Transferor shall (or shall procure that the relevant member of the Transferor's Group shall) shall co-operate with the Transferee at the Transferee's expense. If, in the absence of such protective steps (or if such protective steps fail to avoid or limit disclosure of the relevant Transferred Business Confidential Information), the Transferor or such member of the Transferor's Group is compelled to disclose any Transferred Business Confidential Information, the Transferor or such member of the Transferor's Group may disclose any such Transferred Business Confidential Information without liability hereunder.

8.7 Commencing on the Completion Date, the Transferee shall not (and shall procure that no member of the Transferee's Group shall) use any marks, designs, logos, slogans, names, words or letters which include the words "St. Paul", "United States Fidelity and Guaranty", "Fire and Marine" or those that are suggestive or derivative thereof or therefrom or which are likely to be confused or associated with such words, except:

      (A) as may be required by law;

      (B) for the purposes of historical identification in materials not designed as advertising or solicitation;

      (C) as provided under the Transitional Trademark License Agreement (as defined in the Formation and Separation Agreement); and

      (D) pursuant to the Underwriting Management Agreement (as defined in the Formation and Separation Agreement) and the UK Underwriting Management Agreement (as defined in the Formation and Separation Agreement).

8.8 Commencing on the Authorisation Date, the Transferee shall not (and shall procure that members of the Transferee's Group shall not) use any printed materials or other means of communication which state, suggest or imply any affiliation with the Transferor or any member of the Transferor's Group following Authorisation.

8.9 Each party agrees that neither it nor any member of its group shall make any statement that would reasonably be viewed as intended to be disparaging of the business, reputation or good name of the other.

8.10 Each party acknowledges that money damages would not be a sufficient remedy for any breach of sub-clauses 8.7 to 8.9 by the other or any member of its group or any of their respective directors, officers or agents.

8.11 The Transferor shall procure that each of [St. Paul's at Lloyd's], [St. Paul International Insurance Company Limited] and [Union America Insurance Company Limited] shall enter into separate deeds of covenant in terms substantially similar to those in SUB-CLAUSES 8.3 TO 8.6 with the Transferee.

[8.12 The obligations of the parties under SUB-CLAUSES 8.3 TO 8.8 shall absolutely determine if Authorisation has not occurred by [30th June, 2003]. For the avoidance of doubt all rights and liabilities of the parties under this CLAUSE 8 which have accrued before such termination shall continue to exist.]

9.    TRANSFER OF CONTRACTS

9.1 Subject to CLAUSE 9.2, the Transferee shall become entitled to the benefits of the Transferor under the Contracts and this Agreement shall constitute an assignment of the benefit of all Contracts to the Transferee with effect from Completion.

9.2 This Agreement shall not constitute an assignment or attempted assignment of any Contract if the assignment or attempted assignment would constitute a breach of (or otherwise affect the rights assigned under) such Contract.

9.3 Where a Third Party Consent is required to the assignment of the benefit of any of the Contracts to the Transferee, the Transferor shall use commercially reasonable endeavours to obtain any such Third Party Consent prior to the Closing Date. Upon whichever is the later of Completion and any such Third Party Consent being obtained, this Agreement shall constitute an assignment of the benefit of the Contract to which that Third Party Consent relates. If the Transferor has not obtained such consent prior to the Closing Date, the Transferor, for a period of up to 12 months subsequent to the Closing Date, shall reasonably co-operate with the Transferee in attempting to obtain such consent as promptly thereafter as practicable, provided that the Transferee shall promptly reimburse the Transferor for any reasonable legal and other expenses incurred in connection with such co-operation as such expenses are incurred.

9.4 After Completion, and until any necessary Third Party Consent to the assignment of a Contract is obtained, the following provisions shall apply (except for any Contract relating to Intellectual Property or know how where a Third Party Consent is necessary):-

      (A) the Transferor shall be treated as holding the benefit of that Contract in trust for the Transferee and any benefit will be promptly paid over to the Transferee; and

      (B) if it is permissible under the Contract, the Transferee shall perform on behalf of the Transferor (but at the Transferee's expense), in accordance with the provisions of CLAUSE 10.2 (Obligations of the Transferee after Completion), the obligations of the Transferor under that Contract.

10.   OBLIGATIONS OF THE TRANSFEREE AFTER COMPLETION

10.1 Except as otherwise provided in this Agreement, the Transferee undertakes to the Transferor that, with effect from Completion, it will properly perform, assume, pay and discharge when due, and indemnify the Transferor and members of the Transferor's Group against all liabilities, losses, charges, costs, claims or demands in respect of, all Assumed Obligations.

10.2 The Transferee undertakes that from Completion it will perform the outstanding obligations and liabilities under the Contracts.

11.   APPORTIONMENT

11.1 Without limiting CLAUSE 9.4(A) (Transfer of Contracts), all moneys or other items belonging to the Transferee which are received by the Transferor or any member of the Transferor's Group on or after Completion in connection with the Business Assets shall be held in trust by the Transferor for the Transferee and shall be promptly paid over to the Transferee.

11.2 All moneys or other items belonging to the Transferor which are received by the Transferee or any member of the Transferee's Group on or after Completion shall be held in trust by the Transferee for the Transferor and shall be promptly paid over to the Transferor.

11.3 Where anything (including any service) has been provided to the Transferor in connection with the Business Assets prior to Completion, but any payment has been made by the Transferee in respect of the price or cost of it, the Transferor shall pay to the Transferee a sum equal to the amount of that payment (excluding any amount in respect VAT thereon and suitably apportioned where the payment relates to the provision of goods or a service over a period commencing prior to, and ending after, Completion) and shall hold such sum for the Transferee until it is promptly paid over.

11.4 Where anything (including any service) is to be provided to the Transferee in connection with the Business Assets after Completion, but any payment (by way of deposit, prepayment or otherwise) has been made by the Transferor in respect of the price or cost of it before Completion, the Transferee shall pay to the Transferor a sum equal to the amount of that payment (excluding any amount in respect of VAT thereon and suitably apportioned where the payment relates to the provision of goods or a service over a period commencing prior to, and ending after, Completion) and shall hold such sum for the Transferor until it is promptly paid over.

11.5 Where anything (including any service) is to be provided by the Transferee under any of the Contracts after Completion, but any payment (whether by way of deposit, prepayment or otherwise) in respect of the price or cost of it has been received by the Transferor before Completion, the Transferor shall pay to the Transferee a sum equal to the amount of that payment (excluding any amount in respect of output VAT for which the Transferor is required to account and suitably apportioned where the payment relates to the provision of goods or a service over a period commencing prior to, and ending after, Completion) and shall hold such sum for the Transferee until it is promptly paid over.

11.6 Where anything (including any service) is provided by the Transferor under any of the Contracts before Completion, but any payment in respect of the price or cost of it has been received by the Transferee after Completion, the Transferee shall pay to the Transferor a sum equal to the amount of that payment (excluding any amount in respect of output VAT for which the Transferee is required to account and suitably apportioned where the payment relates to the provision of goods or a service over a period commencing prior to, and ending after, Completion) and shall hold such sum for the Transferor until it is promptly paid over.

11.7 All other prepayments and accruals relating to the Business Assets or the Assumed Employees (including, without limitation, in respect of holiday pay and bonus payments due to Assumed Employees) shall, to the extent that they relate to any period commencing prior to and ending after Completion, be apportioned on a fair and equitable basis between the Transferor and Transferee and an appropriate payment shall be made to reflect that apportionment.

12.   RISK AND INSURANCE

Risk in the Business Assets shall pass on Completion.

13.   [EMPLOYEES

13.1 The Regulations will apply to the transfer of the Business under this Agreement, so that the contracts of employment of the Assumed Employees (except in respect of terms relating to occupational pension arrangements) will have effect from the Closing Date as if originally made between the Transferee and the Assumed Employees.

13.2 (A) If for any reason the contract of employment of any person who is not an Assumed Employee is found or alleged to have effect after the date of this Agreement as if originally made with the Transferee, the Transferor, in consultation with the Transferee, will, within 14 days of being so requested by the Transferee, make to that person an offer in writing to employ him under a new contract of employment, to take effect upon the termination referred to in CLAUSE 13.2(B), identical in all respects to that person's contract of employment immediately before the date of this Agreement. However, the Transferee must make the request no later than [14] days after becoming aware of the finding or allegation.

      (B) Once that offer has been made (or after the expiry of [14] days after it has been requested), the Transferee may terminate the employment of the person concerned and, so long as that termination is effected within [six] months after the Closing Date, the Transferor will indemnify the Transferee against any sums payable to, or on behalf of such person in respect of his employment on or after the Closing Date and against any claims or losses arising out of such termination.

13.3 (A) If the contract of employment of any Assumed Employee is found or alleged not to have effect after the date of this Agreement as if originally made with the Transferee, other than by virtue of Regulation 5(4A) of the Regulations, the Transferee, in consultation with the Transferor, will, within 14 days of being so requested by the Transferor, make to that Assumed Employee an offer in writing to employ him under a new contract of employment, to take effect upon the termination referred to in CLAUSE 13.3(B), on terms and conditions which (other than the identity of the employer and any terms and conditions relating to an occupational pension scheme) will not differ from the corresponding provisions of the Assumed Employee's contract of employment immediately before the date of this Agreement. However the Transferor must make the request no later than [14] days after the Transferor becomes aware of such finding or allegation.

      (B) Once that offer has been made (or after the expiry of [14] days after it has been requested), the Transferor shall terminate the employment of the Assumed Employee concerned and, so long as that termination is effected within [six] months after the Closing Date, the Transferee shall indemnify the Transferor against sums payable to or losses arising from, that Assumed Employee's employment from the Closing Date and any claims or losses arising out of such termination.

13.4 All wages, salaries, liabilities in respect of the Pay As You Earn System and National Insurance Contributions and other periodic outgoings in respect of the Assumed Employees which relate to a period:-

      (A) after the Closing Date shall be borne by the Transferee; and

      (B) before the Closing Date shall be borne by the Transferor.

13.5 The Transferor shall indemnify the Transferee against any claim in respect of:-

      (A) any breach of contract or applicable law by the Transferor in respect of any of the Assumed Employees at any time prior to the Closing Date;

      (B) the termination of the employment prior to the Closing Date of any person who was formerly assigned to the Business;

      (C) subject to CLAUSE 13.6 any failure by the Transferor to comply with its obligations under Regulation 10 of the Regulations; and

      (D) any breach of CLAUSE 13.4(B).

13.6 The Transferee shall indemnify the Transferor against any claim in respect of:-

      (A) the employment of any Assumed Employee during the period after the Closing Date including, without limitation, any changes to terms and conditions of employment by the Transferee;

      (B) any termination of the employment of any Assumed Employee by the Transferee after the Closing Date;

      (C) any failure by the Transferee to comply with its obligations under Regulation 10(3) of the Regulations;

      (D) any breach of CLAUSE 13.4(A);

      (E) the change in the identity of the employer being significant and to the detriment of the Assumed Employee; and

      (F) any anticipatory breach of contract of employment or anticipatory substantial change in the working conditions of an Assumed Employee by the Transferee.]

13.7 [Pensions and other employee benefit provisions relevant to transfer - to be discussed.]

14.   DATA PROTECTION

      The Transferee shall at all times comply with all requirements of the Data Protection Legislation in respect of the Business including, without limitation, by giving any necessary notification to the Data Protection Commissioner under Section 18 of the Data Protection Act 1998 prior to Completion.

15.   BUSINESS RECORDS AND BUSINESS INFORMATION

15.1 The Transferor shall retain all the Business Records. On Completion, the Transferor shall deliver to the Transferee copies of all books, records, ledgers, files, reports, accounts, data, plans and operating records, whether in hard copy, electronic format, magnetic or other media, which are related to (i) the Business Assets and (ii) the Inwards and Outwards Reinsurances.

15.2 The Transferor acknowledges that the Transferee wishes to inspect and/or copy the Business Records to the extent that they relate to the Business (whether exclusively or non-exclusively) and, accordingly, the Transferor shall, upon being given reasonable notice by the Transferee or its agents and subject to all rights of third parties, make such Business Records available to the Transferee or its agents for inspection (during Working Hours) and to the extent reasonably necessary in connection with the operation of the Business, copying for a period of seven years from Completion.

15.3 Notwithstanding sub-clause 15.2 the Transferor shall, upon being given reasonable notice by the Transferee or its agents and subject to all rights of third parties, make available to the Transferee copies of the underwriting files for [reinsurance] contracts underwritten by the Transferor which are of the same class as those compromised in the Business in the underwriting years of 1997, 1998, 1999, 2000 and 2001.

16.   ASSIGNMENT

      This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.

17.   ENTIRE AGREEMENT

17.1 Together this Agreement and the Transaction Documents constitute the whole and only agreement between the parties relating to the transfer of the Business Assets.

17.2 This Agreement may only be varied in writing signed by each of the parties.

17.3 Except in the case of fraud, no party shall have any right of action against the other party to this Agreement arising out of or in connection with any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement and Transaction Documents made or given by any person at any time prior to the date of this Agreement except to the extent that it is repeated in this Agreement or any Transaction Document.

18.   REMEDIES AND WAIVERS

18.1 No failure by either party to this agreement to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right, unless expressly waived in writing.

18.2 The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

18.3 The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

19.   NOTICES

      All notices hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (with receipt confirmed) or by certified mail, postage prepaid and return receipt requested, or by facsimile transmission, addressed as follows (or to such other address as a party to this agreement may designate by written notice to the other) and shall be deemed given on the date on which such notice is received:

        Party and title of individual        Address                Facsimile no.
        -----------------------------        -------                -------------
      Transferor                          [          ]         [           ]
      f.a.o. [         ]

      Transferee                          [          ]         [           ]
      f.a.o. [         ]

20.   ANNOUNCEMENTS

20.1 Neither party to this agreement shall make, or cause to be made, any press release or public announcement in respect of this agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party and the parties shall co-operate as to the timing and contents of any such press release or public announcement. This clause does not apply in the circumstances described in CLAUSE 20.2.

20.2 A party may, after consultation with the others, make an announcement concerning the transfer of Business Assets or any ancillary matter if required by:-

      (A) law; or

      (B) any securities exchange or regulatory or governmental body to which any party is subject or submits, wherever situated, including (amongst other bodies) the UK Financial Services Authority, the London Stock Exchange, The Panel on Takeovers and Mergers, the Securities and Exchange Commission of the United States or the New York Stock Exchange whether or not the requirement has the force of law.

20.3 The restrictions contained in this CLAUSE 23 shall continue to apply after the termination of this Agreement without limit in time.

21.   COSTS AND EXPENSES

      Except as otherwise stated in this Agreement (or any agreement referred to in this Agreement), each of the Transferor and the Transferee shall pay its own costs and expenses in relation to the negotiations leading up to the transfer of the Business and to the preparation, execution and carrying into effect of this Agreement and all other documents referred to in it.

22.   COUNTERPARTS

22.1 This Agreement may be executed in any number of counterparts, and by the Transferor and the Transferee on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

22.2 Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

23.   INVALIDITY

      If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:-

      (A) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

      (B) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

24.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      The parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

25.   CHOICE OF GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with English law.

26.   JURISDICTION

      The courts of England are to have jurisdiction to settle any dispute arising out of or in connection with this Agreement. Any Proceedings arising out of or in connection with this Agreement may therefore be brought in the English courts. This jurisdiction agreement is irrevocable and is for the exclusive benefit of the Transferor.

27.   ARBITRATION

27.1 Subject to CLAUSE 27.10, all matters in difference between the parties arising under, out of or in connection with this Agreement, including formation and validity, and whether arising during or after the period of this Agreement, may be referred by either party to an arbitration tribunal in the manner hereinafter set out.

27.2 Unless the parties appoint a sole arbitrator within 14 days of one receiving a written request from the other for arbitration, the claimant (the party requesting arbitration) shall appoint its arbitrator and give written notice thereof to the respondent. Within 14 days of receiving such notice the respondent shall appoint its arbitrator and give written notice thereof to the claimant, failing which the claimant may apply to the appointor hereafter named to nominate an arbitrator on behalf of the respondent.

27.3 The appointor shall be the Chairman for the time being of the A.I.D.A. Reinsurance and Insurance Arbitration Society of the UK ("ARIAS (UK)") or, if he is unavailable or it is inappropriate for him to act for any reason, such person as may be nominated by the Committee of ARIAS (UK).

27.4 Before they enter upon a reference the two arbitrators shall appoint a third arbitrator. Should they fail to appoint such a third arbitrator within 30 days of the appointment of the respondent's arbitrator then any of them or either of the parties concerned may apply to the appointor for the appointment of the third arbitrator. The three arbitrators shall decide by majority. If no majority can be reached the verdict of the third arbitrator shall prevail. He shall also act as chairman of the tribunal.

27.5 Unless the parties otherwise agree the arbitration tribunal shall consist of persons (including those who have retired) with not less than ten years' experience of insurance or reinsurance as persons engaged in the industry itself or as lawyers or other professional advisers.

27.6 The arbitration tribunal shall, so far as is permissible under the law and practice of the place of arbitration, have power to fix all procedural rules for the holding of the arbitration including discretionary power to make orders as to any matters which it may consider proper in the circumstances of the case with regard to pleadings, discovery, inspection of the documents, examination of witnesses and any other matter whatsoever relating to the conduct of the arbitration and may receive and act upon such evidence whether oral or written, strictly admissible or not as it shall in its discretion think fit.

27.7 All costs of the arbitration shall be determined by the arbitration tribunal who may, taking into account the law and practice of the place of arbitration, direct to and by whom and in what manner they shall be paid.

27.8 Unless the parties otherwise agree, the place of arbitration shall be London, England and, for the avoidance of doubt, the arbitration tribunal shall apply English law.

27.9 The award of the arbitration tribunal shall be in writing and binding upon the parties who consent to carry out the same.

27.10 If any matter in difference between the parties under this Agreement is related to a matter of difference in the United States of America, such matter will be subject to whatever arbitration procedure applied to the matter of difference in the United States of America, provided that the arbitrator or arbitrators shall apply English law in respect of those aspects of the matter which relate to the matter in difference between the parties under this Agreement.

IN WITNESS whereof the parties have entered into this Agreement the day and year first before written.


Signed by                      )
for and on behalf of           )
ST. PAUL REINSURANCE           )
COMPANY LIMITED

Signed by                      )
for and on behalf of           )
PLATINUM RE (UK) LIMITED       )